Exhibit 99.(11)(b)

CONSENT OF COUNSEL

We consent to the reference to our Firm in the Registration Statement on Form N-14 of the Brookfield Investment Funds as filed with the Securities and Exchange Commission on or about on or about October 27, 2017.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York
October 27, 2017